Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 10, 2017, relating to the consolidated financial statements of Woodward, Inc. and subsidiaries and the effectiveness of Woodward Inc. and subsidiaries internal control over financial reporting, appearing in the Annual Report on Form 10-K of Woodward, Inc. and subsidiaries for the year ended September 30, 2017.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

September 28, 2018